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                                                                   Exhibit 99(b)

    Certification of Chief Financial Officer of Wendy's International, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002 and accompanies the annual report on Form 10-K/A (the "Form 10-K/A") for the year ended December 29, 2002 of Wendy's International, Inc.
(the "Issuer").

I, Kerrii B. Anderson, the Chief Financial Officer of Issuer certify that, to the best of my knowledge:

           (i) the Form 10-K/A fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934
              (15 U.S.C. 78m(a) or 78o(d)); and

          (ii) the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: April 22, 2003

                                             /s/ Kerrii B. Anderson
                                             ------------------------
                                             Name: Kerrii B. Anderson

A signed original of this written statement required by Section 906 has been provided to Wendy's International, Inc. and will be retained by Wendy's International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.